EXHIBIT 1


                            AGREEMENT OF JOINT FILING


      In accordance with Rule 13d-1(k) under the Securities and Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing on behalf of each of them of an amended Statement on Schedule 13D, and any amendments thereto, with respect to the Common Stock, par value $0.0001 per share, of Webvan Group, Inc. and that this agreement be included as an Exhibit to such filing.

      This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall be deemed to constitute one and the same agreement.

      IN WITNESS WHEREOF, each of the undersigned hereby executes this Agreement as of December 6, 2001.


                                   SOFTBANK CORP.
                                   MASAYOSHI SON
                                   SOFTBANK AMERICA INC.
                                   SOFTBANK HOLDINGS INC.



                                   By: /s/Stephen A. Grant
                                       ---------------------------------------
                                   Name: Stephen A. Grant, Attorney-in-Fact of
                                   SOFTBANK CORP. and MASAYOSHI SON and
                                   Secretary of SOFTBANK AMERICA INC. and
                                   SOFTBANK HOLDINGS INC.
                                   ** Signature of Reporting Person